                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [_]

     Check the appropriate box:

     [x] Preliminary Proxy Statement       [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [_] Definitive Proxy Statement

     [_] Definitive Additional Materials

     [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       American Independence Funds Trust
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:


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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:


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     (2) Form, schedule or registration statement no.:


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     (3) Filing party:

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     (4) Date filed:


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

                       AMERICAN INDEPENDENCE FUNDS TRUST
                               3435 Stelzer Road
                             Columbus, Ohio 43219

                                  Stock Fund

                               October 25, 2000

Dear Shareholder,

You are cordially invited to attend a Special Meeting of Shareholders of the Stock Fund (the "Fund"), a series of American Independence Funds Trust, to be held at 10:00 a.m. (Eastern Standard time) on November 15, 2000, at the Fund's offices located at 3435 Stelzer Road, Columbus, Ohio 43219.

The purpose of the Special Meeting is to approve a new investment sub-advisory agreement for the Fund between AMR Investment Services, Inc., investment sub-adviser of the Fund ("AMR"), and Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow Hanley") (the "New Sub-Advisory Agreement"). Shareholders are being asked to approved the New Sub-Advisory Agreement as a result of the acquisition of United Asset Management Corporation, the parent company of Barrow Hanley, by Old Mutual, plc, which resulted in the automatic termination of the sub-advisory agreement previously in effect between AMR and Barrow Hanley. The terms of the New Sub-Advisory Agreement are the same in all material respects as the previous sub-advisory agreement between AMR and Barrow Hanley.

Included with this letter are a Notice of Special Meeting of Shareholders, a Proxy Statement and a proxy card. Regardless of the number of shares you own, it is important that your shares are represented and voted. If you cannot personally attend the Special Shareholders' Meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy card in the postage-paid envelope provided.

We thank you for your time and for your investment in the American Independence Funds Trust.

Sincerely,



David Bunstine
President
American Independence Funds Trust

                       AMERICAN INDEPENDENCE FUNDS TRUST
                               3435 Stelzer Road
                             Columbus, Ohio 43219


                                  Stock Fund

October 25, 2000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of the Stock Fund, a series of American Independence Funds Trust, a Delaware business trust, will be held at the Fund's offices, located at 3435 Stelzer Road, Columbus, Ohio 43219, on November 15, 2000 at 10:00 a.m. (Eastern Standard time) for the following purposes:

     1. To approve a new investment sub-advisory agreement between AMR Investment Services, Inc. and Barrow, Hanley, Mewhinney & Strauss, Inc.

     2. To transact such other business as may properly come before the Meeting, or any adjournments thereto.

Shareholders of record at the close of business on October 16, 2000, are entitled to notice of, and to vote at, the Meeting. The Stock Fund is a series of American Independence Funds Trust.

David Bunstine
President
American Independence Funds Trust

                       AMERICAN INDEPENDENCE FUNDS TRUST
                                PROXY STATEMENT
                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 15, 2000

                                  Stock Fund

INTRODUCTION

This proxy statement is solicited by the Board of Trustees (the "Board") of American Independence Funds Trust (the "Trust") for voting at the special meeting of shareholders of the Stock Fund (the "Fund") to be held at 10:00 a.m. (Eastern Standard time) on November 15, 2000, at the Fund's offices at 3435 Stelzer Road, Columbus, Ohio 43219, and at any and all adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement was first mailed to shareholders on or about October 25, 2000.

PROPOSAL

The purpose of the Meeting is to have shareholders vote on a proposal to approve a new investment sub-advisory agreement (the "New Sub-Advisory Agreement") for the Fund between AMR Investment Services, Inc. ("AMR"), and Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow Hanley").

Each share of the Fund is entitled to one vote on the Proposal and on each other matter that it is entitled to vote upon at the Meeting.

Each valid proxy that we receive will be voted in accordance with your instructions and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given on an executed proxy that has been returned to us, that proxy will be voted FOR the Proposal. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Trust, or by voting in person at the Meeting.

The Proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" of the Fund as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), means: the affirmative vote of the lesser of (i) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding shares of the Fund.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

The Board of Trustees of the Trust has fixed the close of business on October 16, 2000 as the record date (the "Record Date") for determining holders of the Funds' shares entitled to notice of and to vote at the Meeting. Each shareholder will be entitled to one vote for each share held. At the close of business on the Record Date, there were ______________ shares outstanding of the Fund.

ANNUAL AND SEMI-ANNUAL REPORT

A copy of the Fund's annual report for the fiscal year ending October 31, 1999 and semi-annual report for the period ended April 30, 2000 is available without charge upon request by writing to the Trust, 3435 Stelzer Road, Columbus, Ohio 43219, or by calling 1-888-266-8787.

BACKGROUND

INTRUST Financial Services, Inc. (the "Adviser") serves as the investment adviser of the Fund pursuant to an Advisory Agreement dated November 25, 1996. The Adviser, through its portfolio management team continuously reviews, supervises and administers the Fund's investment program. The Adviser also provides certain administrative services necessary for the Fund's operations.

The Adviser entered into a sub-advisory agreement on behalf of the Fund with AMR under a investment sub-advisory agreement dated January 3, 2000, and AMR, in turn, engaged Barrow Hanley as investment sub-advisor pursuant to a investment sub-advisory agreement dated January 3, 2000 (the "Prior Sub-Advisory Agreement"). Under this arrangement, Barrow Hanley has the primary responsibility for the investment decisions of the Fund and AMR provides investment oversight and analysis of Barrow Hanley's activities to the Adviser and the Board of Trustees of the Trust. The Prior Sub-Advisory Agreement was approved by the Board of Trustees of the Trust on November 22, 1999 and was approved by shareholders of the Fund on December 28, 1999.

On September 25, 2000, Old Mutual plc, acquired United Asset Management Corporation, the parent company of Barrow Hanley, (the "Acquisition") and as a result, Barrow Hanley became an indirect subsidiary of Old Mutual plc. The Acquisition is deemed a "change in control" of Barrow Hanley, and therefore an "assignment," as defined in the 1940 Act, of the Prior Sub-Advisory Agreement between AMR and Barrow Hanley. As required by the 1940 Act, the Prior Sub-Advisory Agreement automatically terminated upon its assignment.

At a special meeting of the Board held on October 10, 2000, the Board, after careful consideration of a variety of factors (see "The Trustees Considerations" below), determined that the continuation of Barrow Hanley as sub-advisor to the Fund was in the best interests of the Fund and its shareholders, and unanimously approved the New Sub-Advisory Agreement between AMR and Barrow Hanley, subject to shareholder approval. The New Sub-Advisory Agreement is substantially identical to the Prior Sub-Advisory Agreement. (See "Comparison of the New Sub-Advisory Agreement to the Prior Sub-Advisory Agreement" below and the form of the New Sub-Advisory Agreement attached hereto as Exhibit A.)

At the special meeting of the Board held on October 10, 2000, the Board also unanimously approved and ratified an interim investment sub-advisory agreement (the "Interim Agreement") between AMR and Barrow Hanley pursuant to which Barrow Hanley has continued to provide investment advisory services to the Fund since the date of the Acquisition, under terms substantially similar to the terms of the Prior Sub-Advisory Agreement. The Interim Agreement will be in effect for no more than 150 days from the date of the Acquisition and may be terminated by vote of the Board of Trustees or a majority of the outstanding voting securities of the Fund at any time upon 10 calendar days' notice.

The Interim Agreement provides for fees payable to Barrow Hanley for its sub-advisory services at the same rate as payable under the Prior Sub-Advisory Agreement and requires that the compensation earned under the Interim Agreement be held in an interest-bearing account until the termination of the Interim Agreement. Under the terms of the Interim Agreement, if shareholders approve the New Sub-Advisory Agreement, Barrow Hanley is entitled to receive the amount held in the escrow account (plus interest), or, if shareholders do not approve the New Sub-Advisory Agreement, Barrow Hanley is entitled to receive the lesser of
(i) the fees held in the escrow account (plus interest) or (ii) the cost incurred by Barrow Hanley while performing under the Interim Agreement (plus interest).

In the event that the New Sub-Advisory Agreement is not approved by shareholders of the Fund, the Board will have to determine what additional steps are in the best interests of the Fund and its shareholders.

INFORMATION CONCERNING THE ACQUISITION

On June 16, 2000, Old Mutual plc, a public limited company based in the United Kingdom ("Old Mutual"), OM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Old Mutual (OMAC") and United Asset Management Corporation ("UAM"), entered into an Agreement and Plan of Merger (the "Agreement") for Old Mutual to acquire UAM. On September 25, 2000, Old Mutual acquired 93% of the outstanding common stocks of UAM for $25 per share in cash. As of October 5, 2000, Old Mutual had acquired the remaining outstanding stock of UAM for $25 per share in cash. The total cost of the Acquisition of UAM is valued at approximately $1.46 billion.

Old Mutual plc is a United Kingdom-based financial services group with a substantial life assurance business in South Africa and other southern African countries and an integrated, international portfolio of activities in asset management, banking and general insurance. UAM had approximately $188 billion in assets under management in institutional and individual private accounts and mutual funds. The acquisition of UAM increased Old Mutual's assets under management to approximately $275 billion.

No change in Barrow Hanley's investment personnel, investment style, method of operation, or the location where it conducts its business have been made nor are such changes contemplated as a result of the Old Mutual acquisition of UAM. The revenue sharing agreement and employment contracts that Barrow Hanley's principals entered into with UAM has survived the Acquisition. Barrow Hanley will continue to enjoy complete autonomy in its investment process and operations. Barrow Hanley will continue to retain approximately 50% of all revenues earned by Barrow Hanley.

THE LEGAL FRAMEWORK

Section 15(a) of the 1940 Act provides for the automatic termination of an investment advisory agreement in the event there is a change in control of an investment company's adviser. UAM's Transaction with Old Mutual resulted in a change of control of UAM and its affiliated advisers causing the Sub-Advisory Agreement between AMR and Barrow Hanley to terminate effective upon the closing of the Acquisition.

Section 15(a) of the 1940 Act also prohibits any person from serving as an investment adviser to a registered investment company except pursuant to written contract that has been approved by the registered investment company's shareholders. Therefore, in order for Barrow Hanley to continue to provide investment advisory services to the Fund, shareholders of the Fund must approve the Sub-Advisory Agreement. The Board believes that it is in the best interests of the Fund for Barrow Hanley to continue to manage the Fund's portfolio.

Section 15(f) of the 1940 Act provides that a manager or investment adviser to a registered investment company, and the affiliates of such adviser (such as UAM), may receive any amount or benefit in connection with a sale of any interest in such manager or investment adviser which results in an assignment of an investment advisory contract if the following two conditions are satisfied: (1) for a period of three years after such assignment, at least 75% of the board of directors or trustees of the investment company cannot be "interested persons" (within the meaning of Section 2(a)(19) of the 1940 Act) of the new investment adviser or its predecessor, and (2) no "unfair burden" (as defined in the 1940
Act) may be imposed on the investment company as a result of the assignment or any express or implied terms, conditions or understandings applicable thereto.

Consistent with the first condition of Section 15(f), Old Mutual and UAM have agreed in the Agreement that, for a period of three years after the Closing, they will not take or recommend any action that would cause more than 25% of the Trustees to be interested persons of the entity acting as the Fund's sub-adviser.

With respect to the second condition of Section 15(f), an unfair burden on an investment company is defined in the 1940 Act to include any arrangement during the two-year period after any such transaction occurs whereby the manager or investment adviser or its predecessor or successor, or any interested person of such adviser, predecessor or successor, receives or is entitled to receive any compensation of two types, either directly or indirectly. The first type is compensation from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company, other than bona fide ordinary compensation as principal underwriter for such company. The second type is compensation from the investment company or its security holders for other than bona fide investment advisory or other services.

In the Agreement, Old Mutual and UAM have agreed not to take or recommend any action that would constitute an unfair burden on the Fund within the meaning of
Section 15(f).

COMPARISON OF THE NEW SUB-ADVISORY AGREEMENT AND THE PRIOR SUB-ADVISORY
AGREEMENT

Other than the change in the effective date and termination date, the terms of the New Sub-Advisory Agreement is substantially identical in all material respects to the Prior Sub-Advisory Agreement, including the total amount of compensation paid to the sub-advisers. The following description of the New Sub-Advisory Agreements is only a summary. You should refer to Exhibit A for a form of the complete New Sub-Advisory Agreements.

Under the New Sub-Advisory Agreement and the Prior Sub-Advisory Agreement, as compensation for the services performed by Barrow Hanley, AMR pays Barrow Hanley a fee, accrued daily and paid monthly in accordance with the following rates per annum of the aggregate average daily net assets of AMR and its subsidiaries under management by Barrow Hanley:

         0.30% per annum on the first $200 million;
         0.20% per annum on the next $300 million;
         0.15% per annum on the next $500 million;
         0.125% per annum on the excess over $1 billion.

As is the case under the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement provides that Barrow Hanley will manage the investment and reinvestment of the Fund's assets and, with respect to such assets, continuously review, supervise, and administer the investment program of the Fund, determine in its discretion the securities to be purchased or sold, provide AMR and the Trust with records concerning Barrow Hanley's activities which the Trust is required to maintain, and render regular reports to AMR and the Trust's officers and Board concerning Barrow Hanley's discharge of the foregoing responsibilities. Barrow Hanley will discharge the foregoing responsibilities subject to AMR's oversight and the control of the officers and the Board and in compliance with such policies as the Board may from time to time establish, and in compliance with the objectives, policies and limitation for the Fund set forth in the Trust's current registration statement as amended from time to time, and applicable laws and regulations

If approved by shareholders, the New Sub-Advisory Agreement will continue in effect with respect to the Fund for two years from its effective date, and will continue in effect thereafter for successive annual periods, provided its continuance is specifically approved at least annually by (1) a majority vote, cast in person at a meeting called for that purpose, of the Board or (2) a vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act and the rules thereunder) of the Fund, and (3) in either event by a majority of the Trustees who are not parties to the New Sub-Advisory Agreement or interested persons of the Trust or of any such party. The New Sub-Advisory Agreement provides that it may be terminated at any time, without penalty, by either party upon 60 days' written notice, provided that such termination by the Fund shall be directed or approved by a vote of the Board, or by a vote of holders of a majority of the shares of the Fund.

Both the Prior Sub-Advisory Agreement and the New Sub-Advisory Agreement provide that the sub-advisers would have no liability to the Adviser of the Fund for any act or omission in connection with rendering services under the respective agreements, including any loss arising out of any investment, except for liability resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the sub-adviser of its duties under the Agreements ("Disabling Conduct").

THE BOARD OF THE TRUST HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS APPROVE AND VOTE "FOR" THE PROPOSAL.

The Board has determined that the New Sub-Advisory Agreement is fair and in the best interests of the Fund's shareholders. In making this recommendation, the Board exercised its independent judgment based on a careful review of the proposed arrangements and potential benefits.

THE TRUSTEES' CONSIDERATIONS

The New Sub-Advisory Agreement was presented to the Board for its consideration at a Board of Trustees' meeting held on October 10, 2000. The full Board, and, separately, the independent Trustees, voted unanimously to approve the New Sub-Advisory Agreement.

In evaluating the New Sub-Advisory Agreement, the Board reviewed materials furnished by the Adviser, AMR and Barrow Hanley, including (i) information about AMR and Barrow Hanley personnel, operations and management of the Fund, (ii) comparative data as to the Fund's investment performance and advisory fees,
(iii) representations by Barrow Hanley that it would provide advisory and other services to the Fund of a scope and quality at least equivalent to the scope and quality of the services currently provided to the Fund, (iv) representations by Barrow Hanley that the same personnel would continue to provide advisory services to the Fund and (v) information regarding Old Mutual and the Transaction.

The Board also considered that the terms of the New Sub-Advisory Agreement will remain materially unchanged from those of the Prior Sub-Advisory Agreement and that the advisory fees payable by the Fund will remain the same.

Based upon it evaluation, the Board concluded that the Adviser's engagement of AMR and Barrow Hanley as sub-advisers to the Fund has provided the Fund the access to highly effective management and advisory services and capabilities and that the continued provision of investment advisory services by Barrow Hanley's is in the best interests of the Fund.

The Board concluded further that the terms of the New Sub-Advisory Agreement, including the fees contemplated thereby, are fair and reasonable and in the best interests of the Fund and its shareholders.

In order to provide for the services described above in the New Sub-Advisory Agreements, the shareholders are being asked to approve the New Sub-Advisory Agreements.

THE ADVISER AND SUB-ADVISOR

Adviser
-------

INTRUST Financial Services, Inc., 105 North Main Street, Box One, Wichita, Kansas 67202, serves as the investment adviser of the Fund pursuant to an Advisory Agreement dated November 25, 1996 (the "Advisory Agreement"). The Advisory Agreement was most recently approved by shareholders on April 28, 1997 and its continuance was most recently approved by the Board on August 29, 2000.

The Adviser is a wholly owned subsidiary of INTRUST Bank N.A. ("INTRUST Bank") located at ______________ which in turn is a majority-owned subsidiary of INTRUST Financial Corporation (formerly First Bancorp of Kansas), located at _____________ a bank holding company. Prior to March 1, 2000, INTRUST Bank served as the investment adviser to the Fund. To accommodate pending changes to the regulatory requirements applicable to banks which serve as investment advisers to registered investment companies contained in the Investment Advisers Act of 1940 as amended, the responsibilities of INTRUST Bank as adviser to the Fund were assumed by INTRUST

Financial Services, Inc., a wholly owned subsidiary of INTRUST Bank, N.A., in the first quarter of 2000. The Adviser, through its portfolio management team, continuously reviews, supervises and administers the Fund's investment programs. The Adviser also provides certain administrative services necessary for the Fund's operations. For its services the Adviser receives from the Fund a fee, payable monthly, at the annual rate of 1.00% of the Fund's average daily net assets. The Adviser has agreed to waive a portion of its fee in order to limit the Fund's total operating expenses to 1.29% through March 1, 2001.

*

The directors and executive officers of the Adviser and their positions during the past two years are as follows:

                       INTRUST Financial Services, Inc.
                       --------------------------------


Name                               Position and Office
----                               -------------------
Hugo H. Ernst                      President and Chief Executive Officer

Ron Baldwin                        Director; Vice Chairman
                                   (Hired February, 1996) INTRUST Bank;
                                   Executive Vice President Fourth Financial
                                   Corporation prior to February, 1996)
Phillip J. Owings                  Director; Executive Vice President (Senior
                                   Vice President prior to March 1998),
                                   INTRUST Bank

The Adviser currently serves as investment manager to 11 separate portfolios of the American Independence Funds Trust, all of which are currently operational and being offered to investors. The net assets of each of these portfolios and the management fee paid to the Adviser by each of these portfolios (expressed as a percentage of average daily net assets) are set forth in the table below.


NAME OF PORTFOLIO                    NET ASSETS                    ANNUAL
-----------------                    (October 10, 2000)            MANAGEMENT FEE
                                     ------------------           (BEFORE WAIVERS)
                                                                   ----------------

Intermediate Bond Fund              $ 46,873,829.00                       0.40%
International Multi-Manager Fund    $ 59,100,289                          0.40%
Stock Fund                          $ 80,436,851                          1.00%
Money Market Fund                   $ 76,837,476                          0.25%
NestEgg Capital Preservation Fund   $  4,035,343                          0.70%
NestEgg 2010 Fund                   $ 11,356,731                          0.70%
NestEgg 2020 Fund                   $ 19,066,680                          0.70%
NestEgg 2030 Fund                   $  8,860,023                          0.70%
NestEgg 2040 Fund                   $  8,745,874                          0.70%
Kansas Tax-Exempt Bond              $138,982,360                          0.30%
Short-Term Bond Fund                $ 52,162,576                          0.40%



INTRUST Bank also serves as the Fund's Custodian. During the fiscal year ended October 31, 1999, the Fund paid Custodian fees to INTRUST Bank N.A. of $29,786 without taking into account applicable fee waivers (including such fee waivers, the amount was $25,029).

AMR Investment Services, Inc.
-----------------------------

AMR serves as sub-adviser to the Fund pursuant to an Investment Sub-Advisory Agreement dated January 3, 2000. The Investment Sub-Advisory Agreement was approved by the Board on November 22, 1999 and approved by shareholders of the Fund on December 28, 1999.

AMR is a wholly owned subsidiary of AMR Corporation, the parent company of American Airlines, Inc. located at ______________. The address of AMR is 4333 Amon Carter Blvd., MD 5645, Fort Worth, TX 76155. AMR was organized in 1986 to provide investment management, advisory, administrative and asset management consulting services. As of June 30, 2000, AMR had approximately $21.9 billion of assets under management, including approximately $9.3 billion under active management and $12.6 billion as named fiduciary or financial adviser. Of the total, approximately $14.5 billion of assets are related to AMR Corporation. The principals of AMR are set forth in the table below.

                                 AMR Investment Services, Inc.
                                 -----------------------------

Name                                  Position and Office
---------------------------------------------------------
AMR Corporation                     Parent
William F. Quinn                    President

The business address of each of the foregoing is 4333 Amon Carter Blvd., Fort Worth, TX 76155.

AMR currently serves as investment manager to the following funds with a similar investment objective to the Stock Fund: the AMR Investment Services Large Cap Value Portfolio ("Large Cap Value Portfolio"), a series of the AMR Investment Services Trust; the American AAdvantage Large Cap Value Fund ("Large Cap Value Fund"), a series of the American AAdvantage Funds; and the American AAdvantage Large Cap Value Mileage Fund ("Large Cap Value Mileage Fund"), a series of the American AAdvantage Mileage Funds. The Large Cap Value Fund and Large Cap Value Mileage Fund seek their investment objectives by investing all of their investable assets in the Large Cap Value Portfolio. The net assets of each of these portfolios and the management fee paid to AMR by each of these portfolios (expressed as a percentage of average daily net assets) are set forth in the table below.

                               NET ASSETS                ANNUAL
NAME OF PORTFOLIO          (October __, ____)        MANAGEMENT FEE
---------------------------------------------

Large Cap Value Portfolio                                 0.10%
Large Cap Value Fund                                      0*
Large Cap Value Mileage Fund                              0*

* No management fee is paid to AMR since this Fund invests all of its investable assets in the Large Cap Value Portfolio.

Barrow, Hanley, Mewhinney & Strauss, Inc.
-----------------------------------------

Barrow Hanley is a wholly owned subsidiary of UAM, located at One International Place, Boston, Massachusetts 02110, which in turn is a wholly-owned subsidiary of Old Mutual, located at Lansdowne House, 57 Berkeley Square, London, UK 5D8. The address of Barrow Hanley is 3232 McKinney Avenue, 15th Floor, Dallas, TX 75204. Barrow Hanley is engaged in the business of providing investment advice to institutional and individual client accounts having assets of approximately $26.1 billion as of September 30, 2000. The President and Chief Executive Officer of Barrow Hanley is James P. Barrow.

Barrow Hanley also serves as adviser or sub-adviser to other funds with similar investment objectives. These funds, the asset size of each of these funds and the fees paid to Barrow Hanley (expressed as a percentage of average daily net assets) are set forth below:

                     NET ASSETS                       ANNUAL SUB-ADVISORY
NAME OF PORTFOLIO    (___________, 2000)              FEE (BEFORE WAIVERS)
-------------------------------------------------------------------------







THE UNDERWRITER AND ADMINISTRATOR

The Fund's principal underwriter is BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS"), (the "Underwriter"), 3435 Stelzer Road, Columbus, Ohio 43219. BISYS also serves as the Fund's Administrator.

SHAREHOLDER MEETING COSTS AND VOTING PROCEDURES

The Trust Instrument of the Trust provides that the presence at a shareholder meeting in person or by proxy of one-third of the shares of the Fund entitled to vote at the Meeting constitutes a quorum. Thus, the Meeting will take place on its scheduled date if one-third or more of the shares of the Fund are represented. If a quorum of shareholders of the Fund is not present or if a quorum is present but sufficient votes in favor of the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any proposal for which sufficient votes have not been received. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question of adjournment in person or by proxy. The persons named as proxies will vote in favor of any such adjournment.

Share represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the Meeting will be counted by persons appointed tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the Proposal for purposes of determining whether sufficient affirmative votes have been cast. Abstentions and broker non-votes have the effect of a negative vote with respect to the Proposal.

As of the close of business on ________________, 2000, ___________________ owned of record _______% of the shares of the Fund and thus may be deemed to control the Fund. As owner of more than 50% of the Fund's shares, INTRUST will be able to cast the deciding vote on the Proposal. To the knowledge of management, at the close of business on

______________, 2000, the officers and Trustees of the Trust owned, collectively, less than 1% of the shares of the Fund.


The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies related to the required approvals will be paid by [_________], including any additional solicitations made by letter, telephone or telegraph.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the persons entitled to vote the shares represented by such proxy the discretionary authority to vote matters in accordance with their best judgment.

Any shareholder proposal intended to be presented at the next shareholder meeting must be received by the Trust for inclusion in its proxy statement and form of proxy relating to such meeting at a reasonable time before the solicitation of proxies for the meeting is made.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.





By order of the Board of Trustees,



David Bunstine
President
American Independence Funds Trust

________________, 2000

                       INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made this ________ day of ________________, 2000 by and between AMR Investment Services, Inc., a Delaware Corporation (the "Adviser"), and Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Sub-Adviser");

WHEREAS, the American Independence Funds Trust (the "Trust"), a Delware business trust, is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), consisting of several Funds of shares, each having its own investment policies; and

WHEREAS, the Trust has retained INTRUST Financial Services, Inc. ("INTRUST") to provide the Trust with business and asset management services for the INTRUST Stock Fund (the "Fund"), subject to the control of the Trust's Board of Trustees;

WHEREAS, INTRUST has retained the Adviser to provide the Trust with business and asset management services for the Fund;

WHEREAS, INTRUST's agreement with the Adviser permits the Adviser to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment management services to the Fund, and the Sub-Adviser is willing to render such services;

NOW THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. Duties of Sub-Adviser. The Adviser employs the Sub-Adviser to manage the investment and reinvestment of the Fund's assets and, with respect to such assets, to continuously review, supervise, and administer the investment program of the Fund, to determine in the Sub-Adviser's discretion the securities to be purchased or sold, to provide the Adviser and the Trust with records concerning the Sub-Adviser's activities which the Trust is required to maintain, and to render regular reports to the Adviser and to the Trust's officers and Trustees concerning the Sub-Adviser's discharge of the foregoing responsibilities. The Sub-Adviser shall discharge the foregoing responsibilities subject to the Adviser's oversight and the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for such Fund set forth in the Trust's current registration statement as amended from time to time, and applicable laws and regulations. The Sub-Adviser accepts such employment and agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Sub-Adviser will instruct the Trust's Custodian(s) to hold and/or transfer the Fund's assets in accordance with Proper Instructions received from the Sub-Adviser. (For this purpose, the term "Proper Instructions" shall have the meaning(s) specified in the applicable agreement(s) between the Trust and its custodians.) The Sub-Adviser will not be responsible for Trust expenses except as specified in this Agreement.

2. Fund Transactions. The Sub-Adviser is authorized to select the brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, the Sub-Adviser or any of its affiliates) that will execute the purchases and sales of Fund securities for the Fund and is directed to use its best efforts to obtain the best net results with respect to brokers' commissions and discounts as described in the Trust's current registration statement as amended from time to time. In selecting brokers or dealers, the Sub-Adviser may give consideration to factors other than price, including, but not limited to, research services and market information. Any such services or information which the Sub-Adviser receives in connection with activities for the Trust may also be used for the benefit of other clients and customers of the Sub-Adviser or any of its affiliates. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request.

3. Compensation of the Sub-Adviser. For the services to be rendered by the Sub-Adviser as provided in Sections 1 and 2 of this Agreement, the Adviser shall pay to the Sub-Adviser compensation at the rate specified in Schedule A attached hereto and made a part of this Agreement. Such compensation shall be paid to the Sub-Adviser quarterly in arrears, and shall be calculated by applying the annual percentage rate(s) as specified in the attached Schedule A to the average month-end assets of the specified Funds during the relevant quarter. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule(s), there shall be included such other assets as are specified in said Schedule(s).

4. Other Services. At the request of the Trust or the Adviser, the Sub-Adviser in its discretion may make available to the Trust office facilities, equipment, personnel, and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Sub-Adviser and billed to the Trust or the Adviser at a price to be agreed upon by the Sub-Adviser and the Trust or the Adviser.

5. Reports. The Adviser (on behalf of the Trust) and the Sub-Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6. Status of Sub-Adviser. The services of the Sub-Adviser to the Trust are not to be deemed exclusive, and the Sub-Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Sub-Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent to the Adviser or the Trust.

7. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Adviser or the Trust are the property of the Adviser or the Trust and will be surrendered promptly to the Adviser or Trust on request.

8. Liability of Sub-Adviser. No provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

9. Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Sub-Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust's registration statement as required by law.

10. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its initial approval and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated at any time, without the payment of any penalty, by the Adviser, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than 30 days' nor more than 60 days' written notice to the Sub-Adviser, or by the Sub-Adviser at any time without the payment of any penalty, on 60 days' written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the primary office of such party, unless such party has previously designated another address.

As used in this Section 10, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Barrow, Hanley, Mewhinney, & Strauss       AMR Investment Services,Inc.

By: _______________________                By:_______________________

Title: ____________________                Title:____________________

                                  Schedule A
                                    to the
                       Investment Sub-Advisory Agreement
                                    between
                         AMR Investment Services, Inc.
                                      and
                   Barrow, Hanley, Mewhinney & Strauss, Inc.

AMR Investment Services, Inc. shall pay compensation to Barrow, Hanley, Mewhinney & Strauss, Inc. pursuant to section 3 of the Investment Sub-Advisory Agreement between said parties in accordance with the following annual percentage rates:

           0.30% per annum on the first $200 million;
           0.20% per annum on the next $300 million;
           0.15% per annum on the next $500 million;
           0.125% per annum on the excess over $1 billion.

           In calculating the amount of assets under management solely for the purpose of determining the applicable percentage rate, there shall be included all other assets or trust assets of the AMR Investment Services Trust and American Airlines, Inc. also under management by the Sub-Adviser (except assets managed by the Sub-Adviser under the HALO Bond Program).

DATED: _________________, 2000

                                 FORM OF PROXY


[Shareholder Name]
[Title (if applicable]
[Address]
[Address]
[Shares Held]



                       American Independence Funds Trust

                       SPECIAL MEETING OF SHAREHOLDERS
                               November 15, 2000


                                  Stock Fund

SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF AMERICAN INDEPENDENCE FUNDS
TRUST


The undersigned hereby appoints David Bunstine and George Stevens proxies of the undersigned, each with power to appoint his substitute, for the Special Meeting of Shareholders of the Stock Fund (the "Fund"), a separate series of American Independence Funds Trust, to be held at 10:00 a.m. (Eastern time) on November 15, 2000, at the Fund's offices located at 3425 Stelzer Road, Columbus, Ohio 43219, and at any and all adjournments thereof (the "Meeting"), to vote, as designated below, all shares of the Fund, held by the undersigned at the close of business on October 16, 2000.

A signed proxy will be voted in favor of the Proposal listed below unless you have specified otherwise. Please sign, date and return this proxy promptly. You may vote only you held shares in the Fund at the close of business on October 16, 2000. Your signature authorizes the proxies to vote in their discretion on such other business as may properly come before the Meeting including, without limitation, all matters incident to the conduct of the Meeting.

PLEASE VOTE BY FILLING IN ONE OF THE BOXES BELOW.

PROPOSAL: To approve a new investment sub-advisory agreement between AMR and Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow Hanley") with respect to the Fund.

          FOR |_|           AGAINST |_|               ABSTAIN |_|

Signed: ____________________________________ Dated: __________________
        [Shareholder Name]

Signed: ____________________________________ Dated: __________________
        [Signature(s) (if held jointly)]

Please sign exactly as the name or names appear on your shareholder account statement. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give your full title. If shares are held jointly, each shareholder should sign.